Exhibit 32

CERTIFICATION

The undersigned officers of AvalonBay Communities, Inc. (the “Company”) hereby certify that the Company’s quarterly report on Form 10-Q to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2003

/s/ Bryce Blair
Bryce Blair
Chief Executive Officer and President

/s/ Thomas J. Sargeant
Thomas J. Sargeant
Executive Vice President—Chief Financial Officer

This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing, under the Securities Act of 1933, as amended, or the Exchange Act.